EXHIBIT 4.35


                         [AMADOR GOLD CORP. LETTERHEAD]


June 6, 2003


Goldrea Resources Corp.
Suite 2A - 15782 Marine Drive
White Rock, B.C.
V4B 1E6

ATTENTION:  LARRY W. REAUGH, PRESIDENT

Dear Larry:

RE:      OPTION AGREEMENT DATED MAY 30, 2002 BETWEEN
         AMADOR GOLD CORP. (FORMERLY PARKSIDE 2000 RESOURCES CORP.) AND GOLDREA RESOURCES CORP. (THE "AGREEMENT")

Goldrea Resources Corp. ("Goldrea") acknowledges that pursuant to paragraph 3.2 of the Agreement, Amador has earned a 10% interest in the BX 1- 9 and BX 10 claims cover contiguous areas of 3,557 ha and 500 ha, respectively, in the western Iskut area of northwestern British Columbia.

Pursuant to paragraph 15 of the Agreement, Amador hereby notifies Goldrea that it is terminating the Agreement effective immediately.

Yours truly,

/s/ Rupert L. Bullock
-----------------------
Rupert L. Bullock,
President

/attachment

ACKNOWLEDGED THIS 6TH DAY OF JUNE, 2003

GOLDREA RESOURCES CORP.

/S/ LARRY W. REAUGH
-----------------------
LARRY W. REAUGH,
PRESIDENT


                             www.amadorgoldcorp.com
        16493 - 26th Avenue - Surrey, British Columbia, Canada - V3S 9W9
                      Ph: 604-536-5357 - Fax: 604-536-5358